Exhibit 5.2

June 4, 2009

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo & Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, File No. 333-159736 (the “Registration Statement”) of the Company and Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities: (i) unsecured unsubordinated debt securities of the Company in the forms filed as part of Exhibit 4(v) and as Exhibit 4(w) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of the Company in the forms filed as part of Exhibit 4(v) and as Exhibit 4(x) to the Registration Statement, with appropriate insertions (the “Subordinated Debt Securities”), and (iii) unsecured junior subordinated debt securities of the Company in the form filed as Exhibit 4(y) to the Registration Statement, with appropriate insertions (the “Junior Subordinated Debt Securities,” and together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”). The Debt Securities may be offered separately or together with other securities registered on the Registration Statement, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities are to be issued under the indenture filed as Exhibit 4(r) to the Registration Statement entered into by the Company and Citibank, N.A., as trustee (the “Senior Indenture”). The Subordinated Debt Securities are to be issued under the indenture filed as Exhibit 4(t) to the Registration Statement (the “Subordinated Indenture”) entered into by the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago), as trustee. The Junior Subordinated Debt Securities are to be issued under the indenture filed as Exhibit 4(u) to the Registration Statement (the “Junior Subordinated Indenture,” and together with the Senior

Wells Fargo & Company

June 4, 2009

Indenture and the Subordinated Indenture, collectively referred to herein as the “Indentures” and individually as an “Indenture”) entered into by the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association), as trustee.

Certain terms of the Debt Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Debt Securities. We have examined or are otherwise familiar with the Restated Certificate of Incorporation of the Company, the By-Laws of the Company, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that: (i) each of the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture is a valid and binding instrument of the Company, and (ii) upon the completion of all required Corporate Proceedings and the execution, issuance, and delivery, and the authentication by the applicable trustee, of the Debt Securities, any Debt Securities issuable thereunder will be legal, valid, and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, receivership or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside of the United States. As contemplated by the foregoing qualifications, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for the Debt Securities shall have been received by the Company; (c) the applicable Indenture has been duly authorized, executed, and delivered by all parties thereto other than the Company and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such Indenture against the Company and each such party shall have satisfied those legal requirements applicable to it to the extent necessary to make such Indenture enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; and (e) that, at the time of the authentication and delivery of the Debt Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Debt Securities or the applicable Indenture, none of

Wells Fargo & Company

June 4, 2009

the particular terms of such Debt Securities or the applicable Indenture will violate any applicable law and neither the issuance and sale of such Debt Securities nor the compliance by the Company with the terms of such Debt Securities or the applicable Indenture will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, and (c) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (which is comprised of the Delaware general corporation statute codified in Chapter 1 of Title 8 of the Delaware Code, all relevant provisions of the Delaware constitution and all reported case law interpreting or applying that statute or those provisions) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Faegre & Benson LLP

FAEGRE & BENSON LLP